TRADEWEB NAMES CO-HEADS OF GLOBAL MARKETS

Troy Dixon to Join from Hollis Park Partners, Enrico Bruni to Assume Expanded Role

Newly-Created Roles Strengthen Senior Leadership, Reflect Company’s Global Growth

NEW YORK – December 17, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced that Enrico Bruni and Troy Dixon have been named to the newly-created roles of Co-Heads of Global Markets effective January 2025. Mr. Bruni is presently Managing Director and Head of Europe and Asia business for Tradeweb. Mr. Dixon is presently Founder and Chief Investment Officer of Hollis Park Partners LP.

Reporting to Tradeweb CEO Billy Hult, Mr. Bruni and Mr. Dixon will share responsibility for overseeing execution of the Company’s global markets strategy, including pursuing both organic and inorganic growth opportunities across products, geographies and our four client channels.

Mr. Dixon, who is presently a member of the Tradeweb Board, will step down from the Board effective December 31, 2024 in connection with his new role. He will join the Tradeweb Executive Committee alongside Mr. Bruni and the Company’s other senior leaders.

Mr. Hult commented: “In recent years, Tradeweb has experienced substantial growth driven by accelerated adoption of electronic trading, entry into new markets and channels, and selected acquisitions. To ensure we are best managing the business today and taking advantage of ongoing strategic opportunities, we are delighted that Enrico will further expand his role and that Troy will join our management team to co-lead our global markets business. Enrico and Troy’s highly complementary experience, respective track records, and deep expertise ideally position them to enhance Tradeweb’s broad offerings globally. I look forward to our ongoing work together to maximize Tradeweb’s potential now and into the future.”

About Enrico Bruni
Enrico Bruni is presently Managing Director, Head of Europe and Asia Business at Tradeweb, a position he has held since 2013. He joined Tradeweb in 2002 and has been instrumental in developing the company’s interest rate swaps business in Europe and Asia. Mr. Bruni previously worked at J.P. Morgan, where he held a number of business and product management roles across the markets division, with particular focus on e-trading strategy. He has worked in J.P. Morgan’s London, New York and Milan offices.

About Troy Dixon
With nearly 30 years of financial services industry experience, Troy Dixon was most recently the Founder and Chief Investment Officer of Hollis Park Partners LP, an alternative asset manager that specializes in structured products. He previously led RMBS trading at UBS from 2002 to 2006 and was at Deutsche Bank from 2006 to 2013, where he was also a member of the Corporate Banking & Securities Americas Executive Committee and the Rates and Credit Trading Executive Committee. He sits on the Board of Directors of the Lafayette Square Business Development Corporation, Boys Hope Girls Hope and New Height Youth Inc. He previously served on the Securities Industry and Financial Markets Association’s RMBS Executive Board.

About Tradeweb Markets
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,800 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.9 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

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Media contact:
Daniel Noonan, Tradeweb
+1 646 767 4677
Daniel.Noonan@Tradeweb.com

Investor contacts:
Ashley Serrao, Tradeweb
+1 646 430 6027
Ashley.Serrao@Tradeweb.com

Sameer Murukutla, Tradeweb
+1 646 767 4864
Sameer.Murukutla@Tradeweb.com